Weil, Gotshal & Manges LLP
                   767 FIFTH AVENUE o NEW YORK, NY 10153-0119
                               (212) 310-8000 FAX:
                                 (212) 310-8007


                                                                   Exhibit 5.1


                               September 12, 2003



First Aviation Services Inc.
15 Riverside Avenue
Westport, Connecticut 06880

Ladies and Gentlemen:

                  We have acted as counsel to First Aviation Services Inc. (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), filed by the Corporation with the U.S. Securities and Exchange Commission on the date hereof with respect to 200,000 shares of common stock, par value $0.01 per share, of the Corporation (the "Common Stock"), issuable pursuant to the First Aviation Services Inc. Stock Incentive Plan, as amended (the "Plan").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Corporation, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Corporation.

Weil, Gotshal & Manges LLP

First Aviation Services Inc.
September 12, 2003
Page 2




                  Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 200,000 shares of Common Stock to be issued and sold by the Corporation under the Plan pursuant to the Registration Statement have been duly authorized and, when issued and delivered upon receipt by the Corporation of consideration constituting lawful consideration under Delaware law in accordance with the Plan, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement.

                                           Very truly yours,



                                           /s/ Weil, Gotshal & Manges LLP